SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2003 (September 29, 2003)

HARKEN ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-10262	95-2841597
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

580 WestLake Park Boulevard, Suite 600 Houston, Texas	77079
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: (281) 504-4000

Former Name or Former Address, if changed since last report: Not applicable

Item 5.    Other Events and Regulation FD Disclosure

On September 29, 2003, Harken Energy Corporation issued a press release announcing that it had entered into a purchase and sale agreement for the sale of certain non-core assets. A copy of this press release is attached as Exhibit 99.1 to this Current Report.

Item 7.    Financial Statements and Exhibits

(c) Exhibits.

99.1	Press Release, dated September 29, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: September 29, 2003

Harken Energy Corporation

By:	/S/ ELMER A. JOHNSTON

Elmer A. Johnston Vice President, Secretary and General Counsel

List of Exhibits.

Exhibit Number	Description

99.1	Press Release, dated September 29, 2003